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                                                                    Exhibit 4(c)

                          SECOND SUPPLEMENTAL INDENTURE

         THIS SUPPLEMENTAL INDENTURE is entered into as of ________________ by and between GATX CAPITAL CORPORATION, a Delaware corporation (formerly GATX Leasing Corporation) (the "Company") having its principal office at Four Embarcadero Center, San Francisco, CA 94111 and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association (the "Trustee"), amending and supplementing the indenture dated as of July 31, 1989, as amended and supplemented by that supplemental indenture dated as of December 18, 1991 (collectively the "Indenture").

                            RECITALS OF THE COMPANY:

         The Company has duly authorized the execution and delivery of this Supplemental Indenture, and all things necessary to make this Supplemental Indenture a valid agreement of the Company have been done. This Supplemental Indenture is entered into pursuant to Section 9.1(d) of the Indenture, to change or eliminate any provision of the Indenture, provided that such change or elimination does not apply to any Security Outstanding.

         NOW, THEREFORE, this Supplemental Indenture witnesseth that it is mutually covenanted and agreed that the final sentence of Section 10.6 shall be amended in its entirety and restated to read as follows:

                 "For purposes of this Section with respect to Securities of the series entitled Medium Term Notes -- Series A, Medium Term Notes -- Series B and Medium Term Notes -- Series C, which constitute all Securities Outstanding as of the date hereof, the term 'Net Tangible Assets' shall mean the excess of total assets over total liabilities as shown on the Company's latest consolidated balance sheet prepared in accordance with generally accepted accounting principles, minus intangible assets. For purposes of this Section with respect to all Securities other than such series, the term 'Net Tangible Assets' at any date shall mean the total assets of the Company as they appear on the most recently prepared consolidated balance sheet as of the end of a fiscal quarter, less (i) all liabilities shown on such consolidated balance sheet that are classified and accounted for as current liabilities or that otherwise would be considered current liabilities under generally accepted


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         faccounting principles and (ii) all assets shown on such consolidated balance sheet that are classified and accounted for as intangible assets of the Company or that otherwise would be considered intangible assets under generally accepted accounting principles, including, without limitation, franchises, patents and patent applications, trademarks, brand names and goodwill."

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective

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corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                                 GATX CAPITAL CORPORATION


                                                 By
                                                   -----------------------------
                                                       George R. Prince
                                                   Vice President and Treasurer

            [Seal]

Attest
      -----------------------------
           Marty M. Linne
         Assistant Secretary

                                                 THE CHASE MANHATTAN BANK
                                                 (NATIONAL ASSOCIATION), as
                                                 Trustee


                                                 By
                                                   -----------------------------

                                                 Name
                                                     ---------------------------

                                                 Title
                                                      --------------------------
            [Seal]

Attest
      -----------------------------

Name
    -------------------------------

Title
     ------------------------------


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STATE OF CALIFORNIA                 )
                                    )       ss.
County of San Francisco             )

         On the ____ day of December, 1995, before me personally came George R. Prince, to me known, who, being by me duly sworn, did depose and say that he is the Vice President and Treasurer of GATX CAPITAL CORPORATION, a Delaware corporation, one of the persons described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporation's seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

                                               ---------------------------------
                                                         Notary Public

[NOTARIAL SEAL]


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STATE OF NEW YORK                   )
                                    )       ss.
County of New York                  )

         On the ____ day of December, 1995, before me personally came ____________________, to me known, who, being by me duly sworn, did depose and say that he is a Vice President of The Chase Manhattan Bank (National Association), one of the persons described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporation's seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

                                               ---------------------------------
                                                          Notary Public

[NOTARIAL SEAL]


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